                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report  (Date of earliest event reported)   May 11, 2001
                                                 -------------------------------

                            SCC Communications Corp.
--------------------------------------------------------------------------------
               (Exact name of Registrant as specified in charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

                 000-29678                                84-0796285
-----------------------------------------    -----------------------------------
         (Commission File Number)            (IRS Employee Identification No.)


             6285 Lookout Road
             Boulder, Colorado                             80301
-----------------------------------------    -----------------------------------
 (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: 303-581-5600

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On May 11, 2001, SCC Communications Corp. ("SCC") acquired certain assets, and assumed certain liabilities, associated with the Call Handling and Database Product Lines of Lucent Public Safety Systems ("LPSS"), an internal venture of Lucent Technologies, Inc. ("Lucent"). SCC issued 2.25 million shares of common stock valued at approximately $21.5 million and incurred other direct costs and assumed other liabilities resulting in a total estimated purchase price of approximately $29.1 million (as described in more detail in the Notes to Unaudited Pro Forma Combined Financial Statements). This consideration was determined through arm's length negotiation. There was no material relationship between SCC and Lucent prior to the acquisition.

The purchase price includes SCC's commitment to acquire approximately $4.8 million of Sequent computers not later than one year from the date of the acquisition. The equipment is included in inventory in the LPSS Financial Statements.

In addition to the initial issuance of 2,250,000 shares of common stock, SCC agreed to issue, on July 1, 2003 (or within 2 business days after the number of shares to be issued is determined), up to $32.92 million of redeemable, non-voting, preferred stock ("Preferred Stock") to Lucent, subject to the attainment of specific total combined revenue ("Total Revenue") targets.

The actual amount of the Preferred Stock is subject to a 24-month contingency period, which commences on June 1, 2001, whereby if Total Revenue meets or exceeds $258 million, then Lucent is entitled to the full issuance of $32.92 million in Preferred Stock. If Total Revenue is greater than $179 million, but less than $258 million, Lucent will be entitled to a pro rata issuance of Preferred Stock at a rate of $0.417 for each dollar of Total Revenue in excess of $179 million. If SCC sells the "Call Handling" product line to a third-party during the contingency period, then the minimum issuance threshold is reduced from $179 million to $161 million; the maximum issuance threshold is reduced to $210 million; and the pro rata issuance of Preferred Stock is raised from $0.417 for each dollar of Total Revenue in excess of $179 million to $0.67 for each dollar of Total Revenue in excess of $161 million.

The redemption of the then issued Preferred Stock, if any, commences 30 days from initial issuance with 33% due, followed by an additional 33% due on June 1, 2004, and the remaining 34% due June 1, 2005. Early redemption is available at the option of SCC and SCC must redeem shares of Preferred Stock with 25% of the gross proceeds of any underwritten public offering by SCC, subsequent to issuance of the Preferred Stock.

LPSS provides 9-1-1 supporting hardware and software technology, including its Palladium(TM) call center and data-management products. A number of telecommunications companies manage their 9-1-1 infrastructure with LPSS's hardware and software systems. In addition, LPSS products are used by public safety call centers across the nation to receive and respond to wireline and wireless E9-1-1 calls. As with other companies that sell hardware and software licenses and systems, revenues of LPSS are variable - a combination of monthly recurring revenues and one-time sales of very large systems. SCC intends to utilize the assets acquired from LPSS in the same manner that LPSS utilized the assets.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired

                  The following financial statements of LPSS are included in this report:

                  (i) Audited Statements of Net Assets (Liabilities) to be Sold (Assumed) as of December 31, 2000 and 1999.

                  (ii) Audited Statements of Net Sales, Cost of Sales, and Direct Operating Expenses for the years ended December 31, 2000, 1999 and 1998

                  (iii)    Notes to the Audited Financial Statements.

         (b)      Pro Forma Financial Information

                  The following unaudited pro forma financial information is included in this report:

                  (i) Unaudited Pro Forma Combined Balance Sheet as of December 31, 2000.

                  (ii) Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2000.

                  (iii) Notes to the unaudited Pro Forma Combined Financial Information.

         (c)      Exhibits.

                 Exhibit
                  Number
                                                Description
                ---------  -----------------------------------------------------

                  2.1 Amended and Restated Agreement for the Purchase and Sale of Assets by and between SCC Communications Corp and Lucent Technologies, Inc., dated as of May 11, 2001

                  4.1      Registration Rights Agreement

                  4.2 Certificate of Designation of the Preferred Stock of SCC Communications Corp. to be Designated Series A Preferred Stock

                  23.1     Consent of PricewaterhouseCoopers LLP

ITEM 7 (a).  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareowners of Lucent Technologies Inc.

We have audited the accompanying statements of net assets (liabilities) to be sold (assumed) of the Call Handling and Database Product Lines ("Business to be Acquired") of Lucent Technologies Inc. ("Lucent") as of December 31, 2000 and 1999, and the related statements of net sales, cost of sales and direct operating expenses for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of Lucent's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 1, the accompanying financial statements were prepared to present the net assets (liabilities) to be sold (assumed) of the Business to be Acquired, pursuant to a potential transaction, and the net sales, cost of sales and direct operating expenses of the Business to be Acquired and are not intended to be a complete presentation of the Business to be Acquired's financial position and results of operations. These financial statements have been derived from the accounting records of Lucent and reflect significant assumptions and allocations. Moreover, the Business to be Acquired relies on Lucent for administrative, management and other services. The net assets (liabilities) to be sold (assumed) and net sales, cost of sales and direct operating expenses of the Business to be Acquired could differ from those that would have resulted had it operated autonomously or as an entity independent of Lucent.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets (liabilities) to be sold (assumed) of the Business to be Acquired as of December 31, 2000 and 1999, and its net sales, cost of sales and direct operating expenses for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.



/s/ PricewaterhouseCoopers LLP

May 11, 2001
Chicago, Illinois

LUCENT TECHNOLOGIES INC.
CALL HANDLING AND DATABASE PRODUCT LINES

STATEMENTS OF NET ASSETS (LIABILITIES) TO BE SOLD (ASSUMED)
DECEMBER 31, 2000 AND 1999
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                    DECEMBER 31,
                                                                                  2000          1999
ASSETS:
Current assets:
  Inventories.............................................................       $ 4,790     $   4,833
   Prepaid maintenance expenses...........................................         1,141         1,082
  Deferred costs..........................................................           452         4,932
                                                                                 -------     ---------
          Total current assets to be sold.................................         6,383        10,847
  Property and equipment, net.............................................         1,131         1,180
  Other assets............................................................            46            80
                                                                                 -------     ---------
          Total assets to be sold.........................................       $ 7,560     $  12,107
                                                                                 =======     =========

LIABILITIES:
Current liabilities:
  Deferred revenue........................................................       $ 4,374     $  17,730
                                                                                 -------     ---------
          Total liabilities to be assumed.................................         4,374        17,730
                                                                                 -------     ---------
Commitments and contingencies (Note 6)                                              --              --
                                                                                 -------     ---------
          Net assets (liabilities) to be sold (assumed)...................       $ 3,186     $  (5,623)
                                                                                 =======     =========


The accompanying notes are an integral part of these financial statements.

LUCENT TECHNOLOGIES INC.
CALL HANDLING AND DATABASE PRODUCT LINES

STATEMENTS OF NET SALES, COST OF SALES, AND DIRECT OPERATING EXPENSES
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                               YEAR ENDED DECEMBER 31,
                                                                          2000         1999          1998
                                                                      ------------ ------------  --------
Net sales........................................................     $    24,821  $    38,198   $    16,662
Net sales - related party........................................               7          177            55
                                                                      -----------  -----------   -----------
     Total net sales.............................................          24,828       38,375        16,717
                                                                      -----------  -----------   -----------

Cost of sales....................................................          14,994       24,884         8,218
Cost of sales - related party....................................               1           83            38
                                                                      -----------  -----------   -----------
     Total cost of sales.........................................          14,995       24,967         8,256
                                                                      -----------  -----------   -----------

Gross profit.....................................................           9,833       13,408         8,461

Direct operating expenses:
     Research and development....................................           6,683        3,815         3,903
     Selling, general and administrative.........................           6,835        8,645         2,855
                                                                      -----------  -----------   -----------
            Total direct operating expenses......................          13,518       12,460         6,758
                                                                      -----------  -----------   -----------
Excess (deficit) of net sales over cost of sales and direct
  operating expenses.............................................     $    (3,685) $       948   $     1,703
                                                                      ===========  ===========   ===========

LUCENT TECHNOLOGIES INC.
CALL HANDLING AND DATABASE PRODUCT LINES

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


1.     BACKGROUND, NATURE OF BUSINESS AND BASIS OF PRESENTATION

       The accompanying financial statements have been prepared pursuant to a potential transaction for the purpose of presenting the net assets to be sold and the net sales, cost of sales and direct operating expenses of the Call Handling and Database Product Lines ("Business to be Acquired"), of Lucent Public Safety Systems ("LPSS"), which is a part of Lucent Technologies Inc.'s ("Lucent") New Venture Group ("NVG").

       LPSS, headquartered in Lisle, Illinois, designs, builds and delivers a wide range of public safety communication systems and software, including public safety answering point systems, computer-aided dispatch and records management systems and telephone company 911 database systems. The potential transaction contemplates the sale of certain assets and liabilities associated with two of the three product lines of LPSS: Call Handling and Database. The third product line, Computer-Aided Dispatch, will be retained by NVG and, therefore, its net assets, net sales, cost of sales and direct operating expenses have not been presented in these financial statements.

       Lucent did not maintain the Business to be Acquired as a separate business unit and external financial statements historically have not been prepared. Therefore, the accompanying financial statements are derived from the historical accounting records of LPSS in order to present the net assets to be sold as of December 31, 2000 and 1999, and the statement of net sales, cost of sales and direct operating expenses for each of the three years in the period ended December 31, 2000 in accordance with generally accepted accounting principles.

       The statements of net sales, cost of sales and direct operating expenses include the revenues and expenses directly attributable to the Business to be Acquired. A portion of the Business to be Acquired's sales are derived through the Lucent sales force. Cost of sales includes material cost and allocated labor and overhead. Labor and overhead have been allocated based upon the number of full-time equivalent employees estimated to be dedicated to supporting sales activities. Direct operating expenses consist principally of research and development, marketing and selling expenses and general and administrative expenses. These direct operating expenses have been allocated to the Business to be Acquired based upon the number of full-time equivalent employees estimated by management to be dedicated to the Business to be Acquired as a component of the total LPSS employees.

       Lucent and NVG provide LPSS with various infrastructure and support services, which among other things include computer and network systems, human resources, payroll services, accounting and cash management services and legal support. These direct operating expenses have been allocated to the Business to be Acquired based upon the number of full-time equivalent employees estimated to be dedicated to the Business to be Acquired as a component of the total LPSS employees.

       The statements do not include certain Lucent corporate costs such as interest, income taxes, amortization of intangible assets or other such indirect Lucent corporate expense allocations. Since the Business to be Acquired was not a separate business unit, Lucent had never segregated indirect operating cost information relative to the Business to be Acquired for external financial reporting purposes. Accordingly, it is not practical to isolate or allocate such indirect Lucent operating costs to the Business to be Acquired.

       A statement of cash flows is not presented as the Business to be Acquired did not maintain a cash balance. All cash flow activities were funded by Lucent and primarily comprised of amounts for capital expenditures and any operational cost requirements of the Business to be Acquired. These statements are not intended to be a complete presentation of the Business to be Acquired's financial position, results of operations and cash flows.

       Management believes the method used to allocate the direct operating expenses and infrastructure and support services are reasonable. The historical operating results may not be indicative of the results of operations of the Business to be Acquired in the future.


  2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       REVENUE RECOGNITION

       Revenue is recognized in accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition", as amended.

       Revenue is derived primarily from three sources: (i) software license revenue, resulting from software licenses to resellers and end users,
       (ii) service revenue from providing support and maintenance, education and consulting services to end users, and (iii) hardware products.

       Software license revenue and related hardware sales are recognized upon execution of a contract and completion of delivery obligations, provided that no uncertainties exist regarding customer acceptance and that collection of the related receivable is reasonably assured. In instances where the Business to be Acquired has received payment from customers but has yet to obtain evidence of an arrangement, or evidence of delivery or evidence of customer acceptance, the revenue and related costs are deferred until the required evidence is obtained. Payments for supported maintenance fees are generally made in advance and are nonrefundable. Support and maintenance services revenue is recognized ratably over the contractual period. Education and consulting services revenue is recognized as the related services are performed.

       RESEARCH AND DEVELOPMENT

       Costs incurred in the research and development of the products of the Business to be Acquired are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software are expensed prior to establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers. No software development costs were capitalized during the years ended December 31, 2000, 1999 and 1998, since costs incurred subsequent to establishment of technological feasibility were not significant.

       SELLING, GENERAL AND ADMINISTRATIVE

       Selling, general and administrative expense includes costs resulting from:

       -   Direct expenses for customer needs and sales support;

       - Expenses associated with market planning, market operations and product line planning and management; and

       -   Employee salaries.

       RENT EXPENSE

       During the year ended December 31, 2000, the Business to be Acquired recorded $1,891 of rent expense. Of the amount recorded, $1,022 related to redundant rent expense arising from a facility lease that was entered into during the year, which was never occupied by the Business to be Acquired due to a change in business plan. The $1,022 redundant rent expense was recorded as $346 of cost of sales, $335 of research and development expenses and $341 of selling, general and administrative expenses.

       CONCENTRATION OF NET SALES

       Two customers accounted for approximately 93%, 92% and 87% of net sales for the years ended December 31, 2000, 1999 and 1998, respectively. The loss of one of these customers would have a material adverse effect on the financial position and results of operations of the Business to be Acquired.

       INVENTORIES

       Inventories consist primarily of computer hardware and ancillary components and are stated at the lower of cost or market value. Cost is determined using the first-in first-out method. In 2000 and 1999, inventories include Sequent Equipment with a net realizable value of $4,790. The Business to be Acquired will sell the Sequent Equipment, pursuant to the potential transaction described in Note 1, not later than one year following the transaction's closing. The delivery of the Sequent Equipment and the passage of title will occur at the time of the equipment purchase.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  3.   PROPERTY AND EQUIPMENT

       Property and equipment are recorded at cost and depreciated over their estimated useful lives of 5 years using the straight-line method. Depreciation expense for the years ended December 31, 2000, 1999 and 1998 amounted to $414, $485 and $461, respectively. Repairs and maintenance costs are expensed as incurred.

                                                                   2000           1999
                                                               ------------   ------------
          Computer equipment and software....................  $     4,482    $     4,117
          Less - accumulated depreciation and amortization...       (3,351)        (2,937)
                                                               ------------   ------------
                                                               $     1,131    $     1,180
                                                               ============   ============

  4.   EMPLOYEE BENEFIT PLANS

       The Business to be Acquired participates in various employee benefit plans, including pension, savings, post-retirement and post-employment plans as part of LPSS, which are sponsored by Lucent. Detailed information concerning the costs of these plans is not available for LPSS but is included as part of the labor costs allocated by Lucent. The specific charges and obligations under these plans related to the Business to be Acquired are not separately identifiable.

  5.   TRANSACTIONS WITH RELATED PARTY

       The Business to be Acquired sold products to Lucent's Business Communications Systems ("BCS") business.

  6.   COMMITMENTS AND CONTINGENCIES

       The Business to be Acquired has one purchase agreement in place with a key supplier that extends beyond December 31, 2000. The agreement is valued at $40 and is effective until February 28, 2001. Penalty clauses are also included in the agreement and are based on the failure of the Business to be Acquired to purchase agreed upon volumes.

  7.   SEGMENT INFORMATION

       The Business to be Acquired operates in two product segments which are contemplated to be sold in the proposed transaction, Call Handling and Database. The Call Handling products involve software and hardware which allow the Business to be Acquired's primary customer base of communications service providers to help municipalities and other end-users to help agencies respond to 911 emergency calls. The Database products allow Business to be Acquired's same customer base to provide agencies with the necessary hardware and software-based resources to maintain caller location records.

       Cost of sales includes material cost and allocated labor and overhead. Labor and overhead have been allocated to cost of sales based on the number of full-time equivalent employees estimated by management to be dedicated to supporting the sales activities of each product segment. The product segment information is as follows:

                              CALL HANDLING                        DATABASE                                TOTAL
                       -----------------------------    --------------------------------    ---------------------------------
                         2000       1999       1998       2000        1999        1998        2000        1999        1998
        Net sales      $ 4,534    $ 9,385    $ 4,122    $ 20,287    $ 28,813    $ 12,540    $ 24,821    $ 38,198    $ 16,662
        Net sales -
         related party       7        177         55          --          --          --           7         177          55
                       -------    -------    -------    --------    --------    --------    --------    --------    --------
         Total net
         sales           4,541      9,562      4,177      20,287      28,813      12,540      24,828      38,375      16,717
                       -------    -------    -------    --------    --------    --------    --------    --------    --------

        Cost of sales    5,796      7,654      1,039       9,198      17,230       7,179      14,994      24,884       8,218
        Cost of sales
         related party       1         83         38          --          --          --           1          83          38
                       -------    -------    -------    --------    --------    --------    --------    --------    --------
         Total cost
            of sales     5,797      7,737      1,077       9,198      17,230       7,179      14,995      24,967       8,256
                       -------    -------    -------    --------    --------    --------    --------    --------    --------
        Gross profit   $(1,256)   $ 1,825    $ 3,100    $ 11,089    $ 11,583    $  5,361    $  9,833    $ 13,408    $  8,461
                       =======    =======    =======    ========    ========    ========    ========    ========    ========

       Actual operating expenses and long lived assets are not prepared or evaluated separately at this product segment level. All sales are to customers located in the United States of America.

ITEM 7 (b).  PRO FORMA FINANCIAL INFORMATION.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following tables set forth certain unaudited pro forma combined financial information giving effect to the acquisition by SCC Communications Corp. ("SCC") of certain assets and assumption of certain liabilities associated with the Call Handling and Database Product Lines of Lucent Public Safety Systems ("LPSS"), an internal venture of Lucent Technologies, Inc. ("Lucent"). As part of the transaction, SCC issued 2.25 million shares of common stock to Lucent.

The pro forma combined balance sheet gives effect to the acquisition as if it had occurred on December 31, 2000, combining the balance sheet of SCC with the statement of net assets (liabilities) to be sold (assumed) of LPSS as of that date. The pro forma combined statement of operations gives effect to the acquisition of LPSS as if it had occurred on January 1, 2000, combining the results of SCC and LPSS for the year ended December 31, 2000.

The unaudited pro forma adjustments and pro forma combined financial statements included herein were prepared using the purchase method of accounting for the acquisition. The pro forma adjustments are based on preliminary estimates and certain assumptions that SCC believes are reasonable under the circumstances. The preliminary allocation of the purchase price to assets acquired and liabilities assumed reflects the assumptions that the assets and liabilities are carried at historical amounts which, other than deferred revenue and deferred costs, approximate fair market value. The allocation of purchase price in excess of net tangible assets acquired is based on SCC's estimated fair value of the other intangibles acquired. The actual allocation of the consideration paid may differ from that reflected in the unaudited pro forma combined financial statements after a more extensive review of the fair market values of the assets acquired and liabilities assumed has been completed.

The pro forma combined financial information is unaudited and does not purport to represent the consolidated results that would have been obtained had the transactions occurred at the dates indicated, as assumed, nor does it purport to represent the results which may be obtained in the future.

The unaudited pro forma financial statements should be read in conjunction with, the historical financial statements and notes thereto as of and for the year ended December 31, 2000 of SCC, included in its annual report on Form 10-K for the year ended December 31, 2000, and the historical financial statements and notes thereto of LPSS included elsewhere in this current report.

SCC COMMUNICATIONS CORP.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
DECEMBER 31, 2000
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                       PRO FORMA          PRO
                                                             SCC          LPSS        ADJUSTMENTS        FORMA
                                                         -----------   ----------   ----------------  -----------
ASSETS:
 CURRENT ASSETS:
  Cash and cash equivalents........................        $ 5,036       $    --      $(1,717) (a)      $  3,319
  Short-term investments in marketable securities..          6,939            --           --              6,939
  Accounts receivable, net.........................          7,166            --           --              7,166
  Unbilled revenue.................................            574            --           --                574
  Inventories......................................             --         4,790           --              4,790
  Prepaids and other...............................            892         1,593         (452) (d)         2,033
  Deferred acquisition costs.......................          1,054            --       (1,054) (a)            --
  Deferred income taxes............................            869            --           --                869
                                                          --------      --------     --------           --------
          Total current assets.....................         22,530         6,383       (3,223)            25,690
                                                          --------      --------     --------           --------
 PROPERTY AND EQUIPMENT, at cost:
  Computer hardware and equipment..................         30,259         4,482       (3,351) (a)        31,390
  Furniture and fixtures...........................          1,987            --           --              1,987
  Leasehold improvements...........................          1,049            --           --              1,049
                                                          --------      --------     --------           --------
                                                            33,295         4,482       (3,351)            34,426
  Less   Accumulated depreciation..................        (20,820)       (3,351)       3,351  (a)       (20,820)
                                                          --------      --------     --------           --------
          Total property and equipment, net........         12,475         1,131           --             13,606
 OTHER ASSETS......................................            107            46           --                153
 GOODWILL AND OTHER INTANGIBLES....................             --            --       23,755  (a,b,c,d)  23,755
 DEFERRED INCOME TAXES.............................          3,206            --           --              3,206
 DEFERRED COSTS....................................          5,363            --           --              5,363
 SOFTWARE DEVELOPMENT COSTS, net...................            988            --           --                988
                                                          --------      --------     --------           --------
                                                           $44,669       $ 7,560      $20,532            $72,761
                                                          ========      ========     ========           ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
 CURRENT LIABILITIES:
  Accounts payable.................................       $  1,226      $     --     $     --           $  1,226
  Payroll-related accruals.........................          1,144            --           --              1,144
  Other accrued liabilities........................          2,688            --        6,604  (b,c)       9,292
  Property and other taxes.........................          1,026            --           --              1,026
  Current portion of capital lease obligations.....          2,107            --           --              2,107
  Deferred revenue.................................          1,596         4,374       (4,374) (c)         1,596
                                                          --------      --------     ---------          --------
          Total current liabilities................          9,787         4,374        2,230             16,391
 CAPITAL LEASE OBLIGATIONS, net of current
   portion.........................................          1,511            --           --              1,511
 DEFERRED REVENUE..................................          8,674            --           --              8,674
                                                          --------      --------     ---------          --------
          Total liabilities........................         19,972         4,374        2,230             26,576
                                                                        --------
 COMMITMENTS AND CONTINGENCIES.....................             --            --           --                 --
 NET ASSETS TO BE SOLD ............................             --      $  3,186       (3,186) (a)            --
                                                                        ========
 STOCKHOLDERS' EQUITY:
   Preferred stock.................................             --                         --                 --
   Common stock....................................             11                          2  (a)            13
   Additional paid-in capital......................         44,814                     21,486  (a)        66,300
   Common stock options and warrants...............            373                         --                373
   Stock subscriptions receivable..................            (33)                        --                (33)
   Accumulated deficit.............................        (20,468)                        --            (20,468)
                                                          --------                   ---------          --------
          Total stockholders' equity...............         24,697                     21,488             46,185
                                                          --------                   ---------          --------
                                                          $ 44,669                   $ 20,532           $ 72,761
                                                          ========                   =========          ========


       See Notes to Unaudited Pro Forma Combined Financial Statements.

SCC COMMUNICATIONS CORP.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                  PRO FORMA              PRO
                                                        SCC         LPSS         ADJUSTMENTS            FORMA
                                                    ----------   ----------   ------------------     ----------
TOTAL REVENUE.................................      $   43,124    $ 24,828     $        --           $   67,952
COSTS AND EXPENSES:
  Direct costs................................          28,868      14,995              --               43,863
  Sales, general and administrative...........          17,212       6,835           4,383  (e)          28,430
  Research and development....................           4,174       6,683              --               10,857
                                                    ----------    --------      ----------           ----------
         Total costs and expenses.............          50,254      28,513           4,383               83,150
                                                    ----------    --------      ----------           ----------
LOSS FROM OPERATIONS..........................          (7,130)     (3,685)         (4,383)             (15,198)
OTHER INCOME (EXPENSE):
  Interest and other income...................           1,147          --              --                1,147
  Interest and other expense..................            (435)         --              --                 (435)
                                                    ----------    --------      ----------           ----------
NET LOSS FROM CONTINUING OPERATIONS...........      $   (6,418)   $ (3,685)     $   (4,383)          $  (14,486)
                                                    ==========    ========      ==========           ==========
BASIC AND DILUTED LOSS PER SHARE FROM
  CONTINUING OPERATIONS.......................      $    (0.57)                                      $    (1.07)
                                                    ==========                                       ==========
SHARES USED IN COMPUTING NET LOSS PER SHARE,
 BASIC AND DILUTED............................      11,257,718                              (f)      13,507,718
                                                    ==========                                       ==========


        See Notes to Unaudited Pro Forma Combined Financial Statements.

SCC COMMUNICATIONS CORP.


NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The unaudited pro forma combined balance sheet as of December 31, 2000 reflects the acquisition of certain assets and the assumption of certain liabilities of the Call Handling and Database Product Lines business of Lucent Public Safety Systems ("LPSS") using the purchase method of accounting as if the transaction occurred on December 31, 2000. The purchase price included 2,250,000 shares of common stock valued at $9.55 per share, issuance of a commitment to purchase inventory at $4.8 million within one year, acquisition fees of approximately $1,575,000 paid to investment bankers and other transaction costs of approximately $1,200,000. The total purchase price was approximately $29,100,000. The excess of the purchase price over the estimated fair value of net tangible assets acquired of $23,755,000 was allocated, on a preliminary basis, to the following identifiable intangible assets with the following amortization lives:

         Workforce                    $  1,689,000    3 Years
         Contracts in process            3,507,000    3 Years
         Acquired technology             7,950,000    7 Years
         Goodwill                       10,609,000    7 Years
                                      ------------
                                      $ 23,755,000
                                      ============

     The pro forma adjustments are as follows:

     (a) The recording of the issuance of the common stock, payments of direct acquisition costs, and issuance of a commitment to purchase inventory for the net tangible assets included in the statement of net assets (liabilities) to be sold (assumed).

     (b) The recording of an estimated $900,000 of restructuring liabilities that qualify as liabilities assumed during a purchase business combination.

     (c) Deferred revenues have been reduced to approximately $914,000 and reclassified as other liabilities to reflect the estimated fair value of the obligation assumed by SCC.

     (d) Deferred costs, which have been included in prepaids, have been reduced to $0 to reflect the estimated fair value of the future benefit assumed by SCC.

     The unaudited pro forma statement of operations for the year ended December 31, 2000 reflects the following adjustments as if the transaction occurred on January 1, 2000.

     (e) The additional amortization of assets recognized upon the acquisition of LPSS of $4,383,000.

     (f) Pro forma weighted average shares outstanding for the year ended December 31, 2000 assumes the 2,250,000 shares of common stock issued in connection with the LPSS acquisition were issued on January 1, 2000.

                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SCC Communications Corp.
                                    --------------------------------------------
                                                    (Registrant)

           Date: May 11, 2001       By:  /s/ MICHAEL D. DINGMAN, JR.
                                         ------------------------------------
                                         Michael D. Dingman, Jr.
                                         Chief Financial Officer